UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2021

ROLLINS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia 30324

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (404) 888-2000

Not Applicable

(Former name of former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ROL	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On April 27, 2021, Rollins, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). At the meeting, the following matters were submitted to a vote of the stockholders:

Election of Class II Directors	For	Withheld	Non-Votes
Gary W. Rollins	441,079,455	14,985,406	12,375,733
Harry J. Cynkus	447,410,103	8,654,758	12,375,733
Pamela R. Rollins	421,502,179	34,562,682	12,375,733

Each director nominee was duly elected to serve until the Annual Meeting of Stockholders in 2024 or until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation or retirement.

2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

For	466,742,624
Against	1,519,582
Abstain	178,388

Shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2021.

3. To amend the Certificate of Incorporation of the Company to increase the number of authorized shares of capital stock of 800,500,000 shares.

For	443,241,213
Against	24,900,385
Abstain	298,993

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: April 29, 2021	By:	/s/ Paul Edward Northen
	Name:	Paul Edward Northen
	Title:	Sr. Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)